UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

January 31, 2024
Date of Report (Date of earliest event reported)

Essential Properties Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-38530	82-4005693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

902 Carnegie Center Blvd., Suite 520
Princeton, New Jersey		08540
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(609) 436-0619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act 17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.01 par value	EPRT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 7.01 — Regulation FD Disclosure.

On January 31, 2024, Essential Properties Realty Trust, Inc. provided an update on fourth quarter 2023 business activities, as outlined below, that it intends to use from time to time in meetings with investors. Additionally, the Company announced that its total pipeline of potential investments under purchase and sale agreement or letter of intent was $265 million, with an estimated cash yield of 8.1%.

Potential acquisitions are subject to customary closing conditions, including the completion of due diligence, and, in the case of properties subject to letters of intent, negotiation of definitive purchase and sale agreements, and there can be no assurance that these acquisitions and dispositions will be completed on the terms described above or at all.

Investment Activity	4Q'23	Full Year 2023
Investment Volume	$314.9 million	$1.0 billion
Number of Transactions	43	126
Property Count	93	293
Average Investment per Unit	$3.0 million	$3.1 million
Weighted Average Cash Cap Rate	7.9%	7.6%
Weighted Average GAAP Cap Rate	9.1%	8.9%
Weighted Average Lease Escalation	1.9%	1.9%
% Subject to Master Lease	72%	68%
% Sale-leaseback Transactions	97%	99%
% Existing Relationship	96%	85%
% Required Financial Reporting (Tenant/Guarantor)	100%	100%
Rent Coverage Ratio	3.3x	3.5x
Weighted Average Lease Term	17.6 years	18.3 years

Disposition Activity	4Q'23	Full Year 2023
Net Proceeds	$30.6 million	$138.0 million
Number of Properties Sold	9	52
Weighted Average Cash Cap Rate (excluding vacant properties and sales subject to a tenant purchase option)	6.6%	6.3%

Capital Markets Activity — Forward Equity	4Q'23
Forward ATM Sales during Quarter	1,937,450
Weighted Average Price per Share—Net	$24.19
Expected Net Proceeds	$46.9 million

Forward Shares Unsettled as of December 31, 2023 (1)	5,778,363
Weighted Average Price per Share—Net	$22.60
Value of Unsettled Forward Equity	$130.6 million
_____________________________________
(1)    Includes all ATM sales completed in 4Q'23 and 3,840,913 shares of common stock sold on a forward basis in our September 2023 equity offering.

The information set forth in this item 7.01 and in the attached Exhibit 99.1 is being "furnished" and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference into any filing of the company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in any such filing.

Item 9.01 — Financial Statements and Exhibits.
(d) Exhibits. The following exhibit is being filed herewith:

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2024	ESSENTIAL PROPERTIES REALTY TRUST, INC.

	By:	/s/ Mark E. Patten
Mark E. Patten
Executive Vice President, Chief Financial Officer, Treasurer and Secretary